Exhibit 99.1

FAX NEWS RELEASE
For further information:

The Manitowoc Company, Inc.	Carl J. Laurino	Steven C. Khail
P. O. Box 66 ◆ Manitowoc WI 54221-0066	Senior Vice President	Director of Investor Relations Telephone:
920-684-4410 ◆ Telefax: 920-652-9775	& Chief Financial Officer	& Corporate Communications
Internet: http://www.manitowoc.com	Direct Dial: 920-652-1720	Direct Dial: 920-652-1713
	Email: carl.laurino@manitowoc.com	Email: steve.khail@manitowoc.com

NEWS for Immediate Release

THE MANITOWOC COMPANY CONTINUES TO DELIVER

RECORD SALES AND EARNINGS PERFORMANCE

•                  First-quarter 2008 net sales totaled $1.1 billion, an increase of 25 percent from the first quarter of 2007

•                  First-quarter 2008 diluted earnings from continuing operations totaled $0.78 per share, an increase of 56 percent from the first quarter of 2007

•                  Crane segment backlog increased to $3.3 billion

•                  Net sales, operating earnings, and margins increase in all three business segments

•                  Chinese joint venture provides access to Asian truck crane markets

MANITOWOC, Wis. — April 28, 2008 — The Manitowoc Company (NYSE: MTW) today reported its financial results for the quarter ended March 31, 2008.  For the quarter, the company once again set records for net sales and earnings per share as each of the company’s three business segments showed solid improvements in net sales and operating earnings from the first quarter of 2007.  For the latest quarter, net sales totaled $1.08 billion, an increase of 25 percent from the first quarter of 2007.  Reported earnings per diluted share were $0.78 for the first quarter of 2008 compared to $0.50 for the first quarter of 2007.  There were no unusual charges recorded during the first quarter of 2008 or 2007.

“The Manitowoc Company’s strong performance continues across all our businesses, generating strong financial results for our shareholders,” said Glen E. Tellock, Manitowoc’s president and chief executive officer.  “Manitowoc’s Crane segment is one of the world’s leading providers of lift solutions, and that segment is capitalizing on very strong global demand for construction equipment.  Our Foodservice segment posted impressive sales growth and expanded margins in a challenging consumer spending environment.  In addition, Manitowoc Marine continues to generate solid results as its blend of government, commercial, and repair projects make excellent use of its production facilities.”

Business Segment Results

First-quarter 2008 net sales in the Crane segment increased 30 percent to $884.4 million compared to the first quarter of 2007, building on a solid track record of improved year-over-year results.  Operating earnings for the first quarter of 2008 increased 40 percent to $134.6 million, from $96.2 million in the same period last year.

“Our Crane segment’s performance reflects its strong global footprint and broad product line,” said Tellock.  “Global demand for innovative, high-capacity lift equipment continues to be very strong.  Manitowoc Cranes has the world’s most complete line of heavy-lift equipment, and we expanded our leadership position with the introduction of the Model 31000 at ConExpo in March.  This revolutionary crawler crane is capable of lifts in excess of 2,500 tons, more than 2½ times greater than our current highest-capacity model.  Combined with the equally revolutionary GTK1100, Manitowoc Cranes is ideally positioned to be the top choice for the most sought-after lifting solutions.

“During the quarter we also expanded our ability to serve the growing truck crane market in Asia.  We have acquired a joint venture interest in TaiAn Dongyue Heavy Machinery Co., Ltd., a major player in the Chinese mobile hydraulic crane industry.  China is by far the world’s largest market for truck cranes, and we’ll leverage our existing technology in that category with our established Chinese partner to take part in this growing market,” Tellock said.

Crane backlog totaled $3.3 billion at March 31, 2008, up 72 percent from March 31, 2007.  The backlog growth was driven by increased customer bookings in all geographic markets and in nearly all product categories.  Growth was particularly strong in Europe and the Middle East, where our high-capacity lifting equipment supports high-growth energy and infrastructure projects.

In the Foodservice segment, first-quarter 2008 net sales increased 7 percent to $104.1 million from $97.0 million in the first quarter of 2007.  Operating earnings for the first quarter of 2008 were $12.3 million, an increase of 13 percent from the same period in 2007.

“The Foodservice segment posted solid improvements in sales and margin during the quarter in a challenging environment,” Tellock said.  “Our top-line sales increase is in excess of current industry trends and was driven by the continued customer acceptance of recently introduced products such as IcePik and large capacity ice cubers.  Margin improvement was delivered through a combination of increased absorption from greater volume, pricing actions, and improved sourcing of key materials.”

Revenue for the Marine segment during the first quarter of 2008 was $88.4 million, an increase of 7 percent from the first quarter of 2007.  Operating earnings rose 85 percent to $10.2 million from $5.5 million in the first quarter of 2007.  The improved operating margin stemmed from increased contributions on government and commercial projects as well as a strong winter repair season in the first quarter of 2008.

“The Marine segment’s balanced workload of government, commercial, and repair projects produced exceptional improvement over the results from the first quarter of 2007,” Tellock said.  “The bulk of our current projects are vessels with which we have established a solid learning curve that is reflected in our on-time delivery performance and sustained project profitability.  Our newest program, the Coast Guard’s Response Boat-Medium, is off to a good start as we have recently delivered the first of 35 awarded vessels in this new program on time and within budget.”

Strategic Priorities

“Our company’s ability to maintain profitable growth in diverse businesses shows the effectiveness of our set of strategic priorities,” Tellock said.  “By consistently applying sound management strategies to all of our businesses, we create an environment where each segment is positioned to take advantage of the opportunities available.”

Growth:  Our proposed acquisition of Enodis plc will position our Foodservice segment as a strong contributor to our global growth platform.  Having a combined sales base of nearly $2 billion, we intend to use the same geographic and product expansion strategies with this transforming acquisition that we used so successfully in the Cranes segment.  The ability to provide a full range of products that meet local market needs is a compelling proposition for our global foodservice customers.

Innovate:  Manitowoc Cranes showcased its commitment to innovation at the recent ConExpo construction equipment event.  We introduced 12 cranes, from small self-erecting towers to the massive Model 31000. The response has been very positive, with two orders already placed for the Model 31000.  That same spirit of innovation will be on display when the Foodservice segment displays 16 new products at the National Restaurant Show next month.

Customer Focus:  Our large investment in developing both the GTK1100 and the Model 31000 was based on customer input.  Our customers share their long-term planning with us, and they identified wind turbine installations and large energy construction projects as examples of future opportunities that could be better served with innovative lifting equipment.  The GTK and Model 31000 were designed specifically for these applications, and interest has been very strong. This same devotion to customer focus drives our development projects in both Foodservice and Marine.

Excellence in Operations:  The Crane segment is matching its growth in backlog with a commitment to streamline existing operations while making judicious additions to its production capacity.  Our recent entries into Eastern Europe and India show how the Crane segment has been able to quickly add capacity to high-growth markets.  We expect capital programs at our domestic crane facilities and at selected European sites to provide near-term and long-term improvements in production output and efficiency. Our Foodservice and Marine segments also continue to improve efficiencies, which resulted in higher operating margins for both segments during the quarter.

People and Organizational Development:   We support our aggressive growth plans with programs that ensure we have the people and knowledge to continue to grow as a company.  Throughout the organization we have formal programs to provide technical and management training, succession planning, and sharing of best practices.  An example of this commitment to training is the start of our fourth class in our Accelerated Leadership Development Program. These programs will provide the leaders of tomorrow and help keep our company culture strong. We’ll also bolster our talent level with the planned acquisition of Enodis later this year in which we expect to emulate the success we achieved in securing the talent from the Potain and Grove acquisitions.

Aftermarket Support:  A global Foodservice organization creates an excellent opportunity to deliver the same world-class aftermarket support. Just as Crane Care has helped differentiate Manitowoc’s Crane segment, we anticipate that the combined Manitowoc and Enodis dealer and distributor networks can provide the industry’s most effective global aftermarket support system.

Create Value:  The successes of all three business segments is driving improved  Economic Value-Added®.  During the quarter, we generated cash flow from operations of $11.8 million in a period that historically uses cash.  That cash generation supports our expectation that we will increase EVA® by more than $90 million in 2008, as we did in 2007.

Earnings Guidance

“We are affirming our current guidance of 2008 earnings per share to be in a range of $3.20 to $3.40, excluding any unusual items.  This guidance excludes any effect of the proposed acquisition of Enodis,” said Tellock.  “The company continues to believe there will be incremental margin improvements in the second half of 2008 in the Crane segment and better than industry growth with Foodservice revenues in the mid-single-digits and improving margins in the mid-teens,” Tellock said.

Upcoming Investor Events

On April 29 at 10 a.m. ET (9:00 a.m. CT), Manitowoc senior management will discuss its quarterly results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at www.manitowoc.com and completing a brief registration form. A replay of the conference call will be available at the same location on the Web site

About The Manitowoc Company

The Manitowoc Company, Inc. is one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. As a leading manufacturer of ice-cube machines, ice/beverage dispensers, and commercial refrigeration equipment, the company offers the broadest line of cold-focused equipment in the foodservice industry. In addition, the company is a leading provider of shipbuilding, ship repair, and conversion services for government, military, and commercial customers throughout the U.S. maritime industry.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances.  Forward-looking statements include, without limitation, statements typically containing words such as “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import.  By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future.  There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results and developments to differ materially include, among others:

•                  unanticipated changes in revenues, margins, costs, and capital expenditures;

•                  issues associated with new product introductions;

•                  matters impacting the successful and timely implementation of ERP systems;

•                  foreign currency fluctuations;

•                  increased raw material prices;

•                  unexpected issues associated with the availability of local suppliers and skilled labor;

•                  unanticipated changes in consumer spending;

•                  unanticipated changes in global demand for high capacity lifting equipment;

•                  the risks associated with growth;

•                  geographic factors and political and economic risks;

•                  actions of competitors;

•                  changes in economic or industry conditions generally or in the markets served by Enodis and Manitowoc;

•                  the state of financial and credit markets;

•                  unanticipated issues associated with refresh/renovation plans by national restaurant accounts;

•                  efficiencies and capacity utilization of facilities;

•                  issues related to new facilities and expansion of existing facilities;

•                  work stoppages, labor negotiations, and labor rates;

•                  government approval and funding of projects;

•                  the ability of our customers to receive financing;

•                  the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•                  in connection with proposed acquisition of Enodis plc, the ability to complete and appropriately and timely integrate the proposed acquisition, the expected timing and conditions precedent, unanticipated issues associated with the satisfaction of conditions precedent and obtaining regulatory approvals, the terms and conditions of any regulatory approvals, anticipated earnings enhancements, estimated cost savings and other synergies and the anticipated timing to realize those savings and synergies, estimated costs to be incurred in completing the proposed acquisition and in achieving synergies, potential divestitures and other strategic options; and

•                  risks and other factors cited in the Company’s  filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements only speak as of the date on which they are made.  Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

For more information:

Carl J. Laurino

Senior Vice President

& Chief Financial Officer

920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three Months Ended March 31, 2008 and 2007

(In millions, except share data)

INCOME STATEMENT

	Three Months Ended
	March 31,
	2008	2007
Net sales	$1,076.9	$862.1
Cost of sales	817.4	666.7
Gross profit	259.5	195.4

Engineering, selling and administrative expenses	115.0	93.8
Amortization expense	1.7	0.9
Operating earnings	142.8	100.7
Interest expense	(6.7)	(9.1)
Other income (expense) - net	7.4	(0.1)
Earnings from continuing operations before taxes on income	143.5	91.5
Provision for taxes on income	40.8	27.4

Earnings from continuing operations	102.7	64.1
Loss from discontinued operations, net of income taxes	—	—

NET EARNINGS	$102.7	$64.1

BASIC EARNINGS PER SHARE:
Earnings from continuing operations	$0.79	$0.52
Loss from discontinued operations, net of income taxes	—	—
BASIC EARNINGS PER SHARE	$0.79	$0.52

DILUTED EARNINGS PER SHARE:
Earnings from continuing operations	$0.78	$0.50
Loss from discontinued operations, net of income taxes	—	—
DILUTED EARNINGS PER SHARE	$0.78	$0.50

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	129,570,449	124,101,922
Average Shares Outstanding - Diluted	132,031,918	126,892,738

SEGMENT SUMMARY

	Three Months Ended
	March 31,
	2008	2007
Net sales from continuing operations:
Cranes and related products	$884.4	$682.8
Foodservice equipment	104.1	97.0
Marine	88.4	82.3
Total	$1,076.9	$862.1

Operating earnings from continuing operations:
Cranes and related products	$134.6	$96.2
Foodservice equipment	12.3	10.9
Marine	10.2	5.5
General corporate expense	(12.6)	(11.0)
Amortization	(1.7)	(0.9)

Total	$142.8	$100.7

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three Months Ended March 31, 2008 and 2007

(In millions)

BALANCE SHEET

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and temporary investments	$350.2	$366.4
Accounts receivable - net	487.3	427.1
Inventories - net	792.8	597.7
Other current assets	158.0	184.4
Total current assets	1,788.3	1,575.6

Property, plant and equipment - net	536.3	489.5
Intangible assets - net	760.8	719.4
Other long-term assets	79.8	84.2
TOTAL ASSETS	$3,165.2	$2,868.7

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,070.1	$945.5
Short-term borrowings	30.0	13.1
Product warranties	83.4	81.3
Product liabilities	36.3	34.7
Total current liabilities	1,219.8	1,074.6

Long-term debt	208.6	217.5
Other non-current liabilities	237.9	226.7
Stockholders’ equity	1,498.9	1,349.9
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$3,165.2	$2,868.7

CASH FLOW SUMMARY

	THREE MONTHS ENDED
	March 31,
	2008	2007
Net earnings	$102.7	$64.1
Non-cash adjustments	32.5	29.0
Changes in operating assets and liabilities	(123.4)	(133.4)
Net cash provided from (used for) operating activities of continuing operations	11.8	(40.3)
Net cash provided from (used for) operating activities of discontinued operations	—	—
Net cash provided from (used for) operating activities	11.8	(40.3)
Business acquisitions, net of cash acquired	(0.1)	(15.9)
Capital expenditures	(28.1)	(10.6)
Restricted cash	10.2	(0.2)
Proceeds from sale of fixed assets	2.5	2.7
Proceeds from (payments on) borrowings - net	(23.2)	30.6
Proceeds from (payments on) receivable financing - net	(1.6)	(2.3)
Dividends paid	(2.6)	(2.2)
Stock options exercised	5.4	2.9
Effect of exchange rate changes on cash	9.5	1.7
Net decrease in cash & temporary investments	$(16.2)	$(33.6)